EXHIBIT 10.4

SECOND AMENDMENT TO THE SERIES 2008-1 SUPPLEMENT
This SECOND AMENDMENT TO THE SERIES 2008-1 SUPPLEMENT (this “Amendment”), dated as of December 23, 2008, amends the Series 2008-1 Supplement (the “Series 2008-1 Supplement”), dated as of February 15, 2008, as amended by the First Amendment thereto, dated as of October 27, 2008, and is among AVIS BUDGET RENTAL CAR FUNDING (AESOP) LLC, a special purpose limited liability company established under the laws of Delaware (“ABRCF”), AVIS BUDGET CAR RENTAL, LLC, a limited liability company established under the laws of Delaware, as administrator (the “Administrator”), JPMORGAN CHASE BANK, N.A., a national banking association, as administrative agent (the “Administrative Agent”), the several commercial paper conduits listed on Schedule I thereto (each a “CP Conduit Purchaser”), the several banks set forth opposite the name of each CP Conduit Purchaser on Schedule I thereto (each an “APA Bank” with respect to such CP Conduit Purchaser), the several agent banks set forth opposite the name of each CP Conduit Purchaser on Schedule I thereto (each a “Funding Agent” with respect to such CP Conduit Purchaser), THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor in interest to The Bank of New York), a national banking association, as trustee (in such capacity, the “Trustee”) and as agent for the benefit of the Series 2008-1 Noteholders (in such capacity, the “Series 2008-1 Agent”), to the Second Amended and Restated Base Indenture, dated as of June 3, 2004, between ABRCF and the Trustee (as amended, modified or supplemented from time to time, exclusive of Supplements creating a new Series of Notes, the “Base Indenture”).  All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided therefor in the Definitions List attached as Schedule I to the Base Indenture (as amended through the date hereof) or the Series 2008-1 Supplement, as applicable.

W I T N E S S E T H:

WHEREAS, pursuant to Section 12.2 of the Base Indenture, any Supplement thereto may be amended with the consent of ABRCF, the Trustee and each affected Noteholder of the applicable Series of Notes, so long as such amendment only affects the Noteholders of such Series of Notes;

WHEREAS, the parties desire to amend the Series 2008-1 Supplement to (i) extend the Scheduled Expiry Date; (ii) replace Schedule I thereto with a new Schedule I; (iii) increase the Series 2008-1 Maximum Invested Amount; (iv) add a requirement to reduce the Series 2008-1 Invested Amount with the proceeds of the issuance of certain Series of Notes; (v) add a Controlled Amortization Period; (vi) add certain Amortization Events and (vii) modify a covenant with respect to ABRCF Vehicle purchasing patterns; and

WHEREAS, ABRCF has requested the Trustee, the Series 2008-1 Agent, the Administrator, the Administrative Agent and each Series 2008-1 Noteholder to, and, upon the effectiveness of this Amendment, ABRCF, the Trustee, the Series 2008-1 Agent, the Administrator, the Administrative Agent and the Series 2008-1 Noteholders have agreed to, amend certain provisions of the Series 2008-1 Supplement as set forth herein;

NOW, THEREFORE, it is agreed:

1.                  Amendments of Definitions.  The following defined terms, as set forth in Article I(b) of the Series 2008-1 Supplement, are hereby amended and restated in their entirety as follows:
““Commitment Amount” means, with respect to the APA Banks incuded in any Purchaser Group, an amount equal to 102% of the Maximum Purchaser Group Invested Amount with respect to such Purchaser Group.”

““CP Rate Period” means, with respect to any CP Tranche, a period of days not to exceed 270 days commencing on a Business Day selected in accordance with Section 2.7(b); provided that (x) if a CP Rate Period would end on a day that is not a Business Day, such CP Rate Period shall end on the next succeeding Business Day and (y) during the Series 2008-1 Controlled Amortization Period and the Series 2008-1 Rapid Amortization Period, each CP Rate Period shall end on or prior to the next succeeding Distribution Date.”

““Fee Letter” means the letter dated the date hereof from ABRCF addressed to the Administrative Agent and each of the CP Conduit Purchasers, the Funding Agents and the APA Banks setting forth certain fees payable from time to time to the Purchaser Groups, as such letter may be amended or replaced from time to time; provided, however, that solely with respect to the Purchaser Group of which Citibank, N.A. is a member, “Fee Letter” shall mean the letter dated the Second Amendment Effective Date from ABRCF addressed to the members of such Purchaser Group and the related Funding Agent setting forth certain fees payable from time to time to such Purchaser Group, until such letter is cancelled in accordance with its terms.”

““Maximum Purchaser Group Invested Amount” means, with respect to any Purchaser Group, an amount equal to the product of (i) the amount set forth opposite the name of the CP Conduit Purchaser included in such Purchaser Group on Schedule I, as such amount may be increased or reduced from time to time as provided in Section 2.6 (but which for the avoidance of doubt shall not include any reductions made pursuant to clause (ii) of this definition) and (ii) (x) from the Series 2008-1 Second Amendment Effective Date to but excluding August 1, 2009, 100%, (y) from and including August 1, 2009 to but excluding September 1, 2009, 75% and (z) from and including September 1, 2009 to but excluding the Scheduled Expiry Date, 50%.  The Maximum Purchaser Group Invested Amount with respect to each Non-Extending Purchaser Group shall be reduced to zero on the Scheduled Expiry Date with respect to such Purchaser Group.”

““Monthly Funding Costs” means, with respect to each Series 2008-1 Interest Period and any Purchaser Group, the sum of:

(a)        for each day during such Series 2008-1 Interest Period, (i) with respect to a Match Funding CP Conduit Purchaser, the aggregate amount of Discount accruing on all outstanding Commercial Paper issued by, or for the benefit of, such Match Funding CP Conduit Purchaser to fund the CP Conduit Funded Amount with respect to such Match Funding CP Conduit Purchaser on such day or (ii) with respect to a Pooled Funding CP Conduit Purchaser, the aggregate amount of Discount accruing on or otherwise in respect of the Commercial Paper issued by, or for the benefit of, such Pooled Funding CP Conduit Purchaser allocated, in whole or in part, by the Funding Agent with respect to such Pooled Funding CP Conduit Purchaser, to fund the purchase or maintenance of the CP Conduit Funded Amount with respect to such Pooled Funding CP Conduit Purchaser; plus

(b)        for each day during such Series 2008-1 Interest Period, the sum of:

(i)         the product of (A) the portion of the APA Bank Funded Amount with respect to such Purchaser Group allocated to the Floating Tranche with respect to such Purchaser Group on such day times (B) the Alternate Base Rate plus the Applicable Margin on such day, divided by (C) 365 (or 366, as the case may be) plus

(ii)        the product of (A) the portion of the APA Bank Funded Amount with respect to such Purchaser Group allocated to Eurodollar Tranches with respect to such Purchaser Group on such day times (B) the weighted average Adjusted LIBO Rate with respect to such Eurodollar Tranches plus the Applicable Margin on such day in effect with respect thereto divided by (C) 360; plus

(c)        for each day during such Series 2008-1 Interest Period, the product of (A) the CP Conduit Funded Amount with respect to such Purchaser Group on such day times (B) the Program Fee Rate on such day divided by (C) 360; plus

(d)       for each day during such Series 2008-1 Interest Period, the product of (A) the Purchaser Group Invested Amount with respect to such Purchaser Group on such day and (B) the Incremental Term Financing Fee Rate on such day divided by (C) 360.”

““Past Due Rent Payment” is defined in Section 3.2(g).”

““Scheduled Expiry Date” means, with respect to any Purchaser Group, November 20, 2009, as such date may be extended in accordance with Section 2.6(b).”

““Series 2008-1 Invested Percentage” means as of any date of determination:

(a)        when used with respect to Principal Collections, the percentage equivalent (which percentage shall never exceed 100%) of a fraction the numerator of which shall be equal to the sum of the Series 2008-1 Invested Amount and the Series 2008-1 Overcollateralization Amount, determined during the Series 2008-1 Revolving Period as of the end of the immediately preceding Business Day, or, during the Series 2008-1 Rapid Amortization Period  or the Series 2008-1 Controlled Amortization Period, as of the end of the Series 2008-1 Revolving Period, and the denominator of which shall be the greater as of the end of the immediately preceding Business Day of (I) the Aggregate Asset Amount and (II) the sum of the numerators used to determine (i) invested percentages for allocations with respect to Principal Collections (for all Series of Notes and all classes of such Series of Notes) and (ii) overcollateralization percentages for allocations with respect to Principal Collections (for all Series of Notes that provide for credit enhancement in the form of overcollateralization); and

(b)        when used with respect to Interest Collections, the percentage equivalent (which percentage shall never exceed 100%) of a fraction the numerator of which shall be the Accrued Amounts with respect to the Series 2008-1 Notes on such date of determination, and the denominator of which shall be the aggregate Accrued Amounts with respect to all Series of Notes on such date of determination.”

““Series 2008-1 Lease Interest Payment Deficit” means on any Distribution Date an amount equal to the excess, if any, of (a) the aggregate amount of Interest Collections which pursuant to Section 3.2(a), (b), (c) or (d) would have been allocated to the Series 2008-1 Accrued Interest Account if all payments of Monthly Base Rent required to have been made under the Leases from and excluding the preceding Distribution Date to and including such Distribution Date were made in full over (b) the aggregate amount of Interest Collections which pursuant to Section 3.2(a), (b), (c) or (d) have been allocated to the Series 2008-1 Accrued Interest Account (excluding any amounts paid into the Series 2008-1 Accrued Interest Account pursuant to the proviso in Sections 3.2(c)(ii) and 3.2(d)(ii)) from and excluding the preceding Distribution Date to and including such Distribution Date.”

““Series 2008-1 Limited Liquidation Event of Default” means, so long as such event or condition continues, any event or condition of the type specified in clauses (a) through (i) or clause (m) of Article IV; provided, however, that any event or condition of the type specified in clauses (a) through (i) or clause (m) of Article IV shall not constitute a Series 2008-1 Limited Liquidation Event of Default if the Trustee shall have received the written consent of each of the Series 2008-1 Noteholders waiving the occurrence of such Series 2008-1 Limited Liquidation Event of Default.”

““Series 2008-1 Monthly Lease Principal Payment Deficit” means on any Distribution Date an amount equal to the excess, if any, of (a) the aggregate amount of Principal Collections which pursuant to Section 3.2(a), (b), (c) or (d) would have been allocated to the Series 2008-1 Collection Account if all payments required to have been made under the Leases from and excluding the preceding Distribution Date to and including such Distribution Date were made in full over (b) the aggregate amount of Principal Collections which pursuant to Section 3.2(a), (b), (c) or (d) have been allocated to the Series 2008-1 Collection Account (without giving effect to any amounts paid into the Series 2008-1 Accrued Interest Account pursuant to the proviso in Sections 3.2(c)(ii) and/or 3.2(d)(ii)) from and excluding the preceding Distribution Date to and including such Distribution Date.”

““Series 2008-1 Moody’s Highest Enhancement Rate” means, as of any date of determination, the greater of (a) 55.00% and (b) the sum of (i) 55.00% and (ii) the highest, for any calendar month within the preceding twelve calendar months, of the greater of (x) an amount (not less than zero) equal to 100% minus the Measurement Month Average for the immediately preceding Measurement Month and (y) an amount (not less than zero) equal to 100% minus the Market Value Average as of the Determination Date within such calendar month (excluding the Market Value Average for any Determination Date which has not yet occurred).”

““Series 2008-1 Moody’s Intermediate Enhancement Rate” means, as of any date of determination, 55.00%.”

““Series 2008-1 Moody’s Lowest Enhancement Rate” means, as of any date of determination, 20.00%.”

““Series 2008-1 Past Due Rent Payment” is defined in Section 3.2(g).”

““Series 2008-1 Required Liquidity Amount” means, with respect to any Distribution Date, an amount equal to 12.50% of the Series 2008-1 Invested Amount on such Distribution Date (after giving effect to any payments of principal to be made on the Series 2008-1 Notes on such Distribution Date).”

““Series 2008-1 Revolving Period” means the period from and including, the Series 2008-1 Closing Date to the earlier of (x) the commencement of the Series 2008-1 Rapid Amortization Period and (y) the commencement of the Series 2008-1 Controlled Amortization Period.”

““Series 2008-1 Standard & Poor’s Intermediate Enhancement Rate” means, as of any date of determination, the greater of (a) 49.25% and (b) the sum of (i) 49.25% and (ii) the highest, for any calendar month within the preceding twelve calendar months, of the greater of (x) an amount (not less than zero) equal to 100% minus the Measurement Month Average for the immediately preceding Measurement Month and (y) an amount (not less than zero) equal to 100% minus the Market Value Average as of the Determination Date within such calendar month (excluding the Market Value Average for any Determination Date which has not yet occurred).”

““Series 2008-1 Standard & Poor’s Lowest Enhancement Rate” means, as of any date of determination, 34.00%.”

2.                  Additional Definitions.  The following defined terms are hereby added in their entirety, in appropriate alphabetical order, to Article I(b) of the Series 2008-1 Supplement as follows:
““Consolidated EBITDA” has the meaning set forth in the Credit Agreement”

““Consolidated Leverage Ratio” has the meaning set forth in the Credit Agreement.”

““Credit Agreement” means the Credit Agreement, dated as of April 19, 2006, among Avis Budget Holdings, LLC, as Borrower, ABCR, as Borrower, the subsidiary borrowers referred to therein, the several lenders referred to therein, JPMorgan Chase, as Administrative Agent, Deutsche Bank Securities Inc., as Syndication Agent, each of Bank of America, N.A., Calyon New York Branch and Citicorp USA, Inc., as Documentation Agents and Wachovia Bank, National Association, as Co-Documentation Agent, as amended by the First Amendment thereto dated as of December 23, 2008 but without giving effect to any further amendment thereto made subsequent to the Series 2008-1 Second Amendment Effective Date unless such amendment has been approved in writing by the Requisite Noteholders.”

““Eligible Term Notes” shall mean any Series of Notes issued by ABRCF pursuant to the Base Indenture subsequent to the Series 2008-1 Second Amendment Effective Date and prior to the Scheduled Expiry Date that are term notes with an expected final payment date not less than 24 months after the date of issuance of such Notes.”

““Incremental Term Financing Fee Rate” is defined in the Fee Letter.”

““Reduction Amount” is defined in Section 2.5(e).”

““Replacement Credit Agreement” means any credit agreement or similar facility entered into by Avis Budget Holdings, LLC, ABCR and/or any affiliate of either entity, that refinances or replaces the Credit Agreement without giving effect to any amendment thereto that is not approved in writing by the Requisite Noteholders.”

““Series 2008-1 Commitment Reduction Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is equal to the Series 2008-1 Maximum Invested Amount as of such date and the denominator of which is equal to the sum of the Series 2008-1 Maximum Invested Amount and the Series 2002-2 Maximum Invested Amount (as such term in defined in the Series 2002-2 Supplement) as of such date, in each case without giving effect to any reductions in such amount on such date.”

““Series 2008-1 Controlled Amortization Amount” means (i) with respect to the Related Month ending August 31, 2009, the excess, if any, of (x) the Series 2008-1 Invested Amount as of August 1, 2009 over (y) the Series 2008-1 Maximum Invested Amount as of August 1, 2009, (ii) with respect to the Related Month ending September 30, 2009, the excess, if any, of (x) the Series 2008-1 Invested Amount as of September 1, 2009 over (y) the sum of (1) the Series 2008-1 Maximum Invested Amount as of September 1, 2009 and (2) the aggregate amount of Principal Collections allocated to the Series 2008-1 Collection Account pursuant to Section 3.2(b)(ii) during the Related Month ended August 31, 2009 that have not been used to make a Decrease and (iii)  with respect to the Related Month ending October 31, 2009, the excess of (x) the Series 2008-1 Maximum Invested Amount as of October 1, 2008 over (y) the aggregate amount of Principal Collections allocated to the Series 2008-1 Collection Account pursuant to Section 3.2(b)(ii) during the Related Month ended September 30, 2009 that have not been used to make a Decrease.”

““Series 2008-1 Controlled Amortization Period” means the period commencing at the opening of business on August 1, 2009 (or, if such day is not a Business Day, the Business Day immediately preceding such day) and continuing to the earliest of (i) the commencement of the Series 2008-1 Rapid Amortization Period, (ii) the date on which the Series 2008-1 Notes are fully paid and (iii) the termination of the Indenture.”

““Series 2008-1 Maximum Eligible Term Notes Commitment Reduction Amount” means, as of any date of determination, an amount equal to the excess, if any, of (x) $750,000,000 over (y) the sum of (i) the aggregate amount by which the Series 2008-1 Maximum Invested Amount has been reduced in accordance with the second sentence of Section 2.6(c) prior to such date and (ii) the aggregate amount by which the Series 2002-2 Maximum Invested Amount (as such term is defined in the Series 2002-2 Supplement) has been reduced in accordance with the second sentence of Section 2.6(c) of the Series 2002-2 Supplement prior to such date.”

““Series 2008-1 Maximum Eligible Term Notes Principal Reduction Amount” means, as of any date of determination, an amount equal to the excess, if any, of (x) $750,000,000 over (y) the sum of (i) the sum of the amounts allocated to the Series 2008-1 Excess Collection Account in accordance with the terms of Section 2.5(e) prior to such date and (ii) the sum of the amounts allocated to the Series 2002-2 Excess Collection Account (as such term is defined in the Series 2002-2 Supplement) in accordance with the terms of Section 2.5(e) of the Series 2002-2 Supplement prior to such date.”

““Series 2008-1 Principal Reduction Percentage” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is equal to the Series 2008-1 Invested Amount as of such date and the denominator of which is equal to the sum of the Series 2008-1 Invested Amount and the Series 2002-2 Invested Amount (as such term in defined in the Series 2002-2 Supplement) as of such date, in each case without giving effect to any payments of principal on such date.”

““Series 2008-1 Rapid Amortization Period” means the period beginning at the earlier to occur of (a) the close of business on the Business Day immediately preceding the date on which the Expiry Date with respect to each Purchaser Group shall have occurred and (b) the close of business on the Optional Termination Date and ending upon the earliest to occur of (i) the date on which the Series 2008-1 Notes are fully paid, (ii) the termination of the Indenture and (iii) the Series 2008-1 Termination Date.”

3.                  Deletion of Definition.  The following defined term, as set forth in Article I(b) of the Series 2008-1 Supplement, is hereby deleted in its entirety: “Series 2008-1 Amortization Period”.

4.                  Amendment to Section 2.5.  (a) Section 2.5(a) of the Series 2008-1 Supplement is hereby deleted in its entirety and replaced with the following text in lieu thereof:
“(a)      On any Business Day prior to the occurrence of an Amortization Event, upon the written request of ABRCF or the Administrator on behalf of ABRCF, the Series 2008-1 Invested Amount may be reduced (a “Decrease”) by the Trustee’s withdrawing (as set forth in such request) (x) funds on deposit in the Series 2008-1 Excess Collection Account on such Business Day in an amount not to exceed the amount of such funds on deposit therein on such Business Day and/or (y) if such Business Day is during the Series 2008-1 Controlled Amortization Period, funds on deposit in the Series 2008-1 Collection Account on such Business Day in an amount not to exceed the amount of such funds on deposit therein on such Business Day that were allocated to the Series 2008-1 Notes pursuant to Section 3.2(b)(ii) on or prior to such Business Day which have not previously been withdrawn therefrom pursuant to either this clause (y) to make a Decrease or pursuant to Section 3.5(a) to be paid to the holders of the Series 2008-1 Notes, and, in each case, depositing such funds into the Series 2008-1 Distribution Account and distributing such funds to the Administrative Agent on such Business Day in accordance with Section 3.5(b); provided that ABRCF shall have given the Administrative Agent (with a copy to the Trustee) irrevocable written notice (effective upon receipt) of the amount of such Decrease prior to 9:30 a.m. (New York City time) on the second Business Day prior to such Decrease, in the case of any such Decrease in an amount less than $200,000,000, and prior to 9:30 a.m. (New York City time) on a Business Day that is at least ten days prior to such Decrease, in the case of any such Decrease in an amount of $200,000,000 or more; provided, further, that any such Decrease shall be in an amount equal to $10,000,000 and integral multiples of $500,000 in excess thereof (or (x) if such Decrease will be used to reduce one or more Non-Extending Purchaser Group’s Purchaser Group Invested Amounts, such Decrease may be in such amount as is necessary to reduce the Purchaser Group Invested Amounts of all such Non-Extending Purchaser Groups to zero and (y) if such Decrease will be made in accordance with the terms of Section 2.5(e), such Decrease may be in an amount equal to the applicable Reduction Amount).  Upon each Decrease, the Administrative Agent shall indicate in its records such Decrease and the Purchaser Group Invested Amount outstanding with respect to each Purchaser Group after giving effect to such Decrease.  Upon receipt of any notice required by Section 2.5(a) from ABRCF, the Administrative Agent shall forward (by telecopy or electronic messaging system) a copy of such notice to the Funding Agent with respect to each Purchaser Group, no later than 1:00 p.m. (New York City time) on the Business Day received.”;

(b) Section 2.5(c) of the Series 2008-1 Supplement is hereby amended by deleting the text “Series 2008-1 Amortization Period” and inserting the text “Series 2008-1 Rapid Amortization Period” in lieu thereof; and (c) Section 2.5 of the Series 2008-1 Supplement is hereby further amended by inserting the following paragraph at the end of Section 2.5 as clause (e) thereof:

“(e)      ABRCF shall (i) on any date on which ABRCF issues Eligible Term Notes, allocate and deposit proceeds from the initial sale of such Eligible Term Notes in an amount (the “Reduction Amount”) equal to the least of (x) the product of (1) the Series 2008-1 Principal Reduction Percentage as of such date and (2) 75% of the initial principal amount of such Eligible Term Notes, (y) the Series 2008-1 Maximum Eligible Term Notes Principal Reduction Amount as of such date and (z) the Series 2008-1 Invested Amount as of such date, into the Series 2008-1 Excess Collection Account in accordance with Section 3.2(d), and (ii) on such date or as promptly thereafter as possible, use such funds to effect a Decrease in accordance with Section 2.5(a) in an amount equal to the Reduction Amount; provided, that, notwithstanding the first sentence of Section 2.5(a), solely for the purposes of this Section 2.5(e), ABRCF may effect any Decrease contemplated by this Section 2.5(e) irrespective of whether an Amortization Event has occurred.  Following the issuance of any Eligible Term Notes, ABRCF shall not request any Increase until the Decrease required by this Section 2.5(e) has been effected.”

5.                  Amendments to Section 2.6 (c).  Section 2.6(c) of the Series 2008-1 Supplement is hereby amended by (i) inserting the text “or the Series 2008-1 Controlled Amortization Period” immediately after the text “during the Series 2008-1 Revolving Period” in the first sentence thereof and (ii) inserting the following text immediately after the first sentence thereof:

“On any date on which ABRCF issues Eligible Term Notes, the Series 2008-1 Maximum Invested Amount shall automatically be reduced in an amount equal to the least of (x) the product of (1) the Series 2008-1 Commitment Reduction Percentage as of such date and (2) 75% of the initial principal amount of such Eligible Term Notes, (y) the Series 2008-1 Maximum Eligible Term Notes Commitment Reduction Amount as of such date and (z) the Series 2008-1 Maximum Invested Amount as of such date.”

6.                  Amendment to Section 2.7(c)(ii)(D).  Section 2.7(c)(ii)(D) of the Series 2008-1 Supplement is hereby amended by deleting the text “Series 2008-1 Amortization Period” and inserting the text “Series 2008-1 Controlled Amortization Period or the Series 2008-1 Rapid Amortization Period” in lieu thereof.

7.                  Amendment to Section 3.2.  (a) Section 3.2(b) of the Series 2008-1 Supplement is hereby deleted in its entirely and replaced with the following Sections 3.2(b) and (c) in lieu thereof:

“(b)   Allocations of Collections During the Series 2008-1 Controlled Amortization Period.  With respect to the Series 2008-1 Controlled Amortization Period, the Administrator will direct the Trustee in writing pursuant to the Administration Agreement to allocate, prior to 11:00 a.m.  (New York City time) on any Series 2008-1 Deposit Date, all amounts deposited into the Collection Account as set forth below:

(i)            allocate to the Series 2008-1 Collection Account an amount determined as set forth in Section 3.2(a)(i) above for such day, which amount shall be further allocated to the Series 2008-1 Accrued Interest Account;

(ii)           allocate to the Series 2008-1 Collection Account an amount equal to the Series 2008-1 Principal Allocation for such day, which amount shall be used to make principal payments in respect of the Series 2008-1 Notes ratably without priority or preference of any kind or to make a Decrease; provided, however, that if the Monthly Total Principal Allocation for any Related Month exceeds the lesser of (x) the Series 2008-1 Controlled Amortization Amount for such Related Month or (y) the Series 2008-1 Invested Amount on such Series 2008-1 Deposit Date, then the amount of such excess shall be allocated to the Series 2008-1 Excess Collection Account; and provided, further, that if a Waiver Event shall have occurred, then such allocation shall be modified as provided in Article V; and

(iii)          allocate to the Series 2008-1 Excess Collection Account the proceeds from any Increase.

(c)     Allocations of Collections During the Series 2008-1 Rapid Amortization Period.  With respect to the Series 2008-1 Rapid Amortization Period, other than after the occurrence of an Event of Bankruptcy with respect to ABCR, any other Lessee or any Permitted Sublessee, the Administrator will direct the Trustee in writing pursuant to the Administration Agreement to allocate, prior to 11:00 a.m. (New York City time) on any Series 2008-1 Deposit Date, all amounts deposited into the Collection Account as set forth below:

(i)            allocate to the Series 2008-1 Collection Account an amount determined as set forth in Section 3.2(a)(i) above for such day, which amount shall be further allocated to the Series 2008-1 Accrued Interest Account; and

(ii)           allocate to the Series 2008-1 Collection Account an amount equal to the Series 2008-1 Principal Allocation for such day, which amount shall be used to make principal payments in respect of the Series 2008-1 Notes, ratably, without preference or priority of any kind, until the Series 2008-1 Invested Amount is paid in full; provided that if on any Determination Date (A) the Administrator determines that the amount anticipated to be available from Interest Collections allocable to the Series 2008-1 Notes, Series 2008-1 Interest Rate Cap Proceeds and other amounts available pursuant to Section 3.3 to pay Series 2008-1 Monthly Interest and the Commitment Fees on the next succeeding Distribution Date will be less than the Series 2008-1 Monthly Interest and Commitment Fees for the Series 2008-1 Interest Period ending on the day preceding such Distribution Date and (B) the Series 2008-1 Enhancement Amount is greater than zero, then the Administrator shall direct the Trustee in writing to reallocate a portion of the Principal Collections allocated to the Series 2008-1 Notes during the Related Month equal to the lesser of such insufficiency and the Series 2008-1 Enhancement Amount to the Series 2008-1 Accrued Interest Account to be treated as Interest Collections on such Distribution Date.”;

(b) Section 3.2(d) of the Series 2008-1 Supplement is hereby amended by (i) deleting the text “Series 2008-1 Amortization Period” and inserting the text “Series 2008-1 Controlled Amortization Period or the Series 2008-1 Rapid Amortization Period” in lieu thereof and (ii) deleting the text “Section 3.2(b)(ii) or (c)(ii)” and inserting the text “Section 3.2(b)(ii), 3.2(c)(ii) or 3.2(d)(ii)” in lieu thereof; (c) Section 3.2(f)(v) of the Series 2008-1 Supplement is hereby amended by deleting the text “or 3.2(b)(ii)” and inserting the text “, 3.2(b)(ii) or 3.2(c)(ii)” in lieu thereof; and (d) Section 3.2 of the Series 2008-1 Supplement is hereby further amendment by reclassifying clauses (c), (d), (e) and (f) as clauses (d), (e), (f) and (g), respectively.

8.                  Amendment to Section 3.3(e).   (a) Section 3.3(e)(i) of the Series 2008-1 Supplement is hereby amended by inserting the text “or the Series 2008-1 Controlled Amortization Period” after the text “during the Series 2008-1 Revolving Period”; and (b) Section 3.3(e)(ii) of the Series 2008-1 Supplement is hereby amended by deleting the text “Series 2008-1 Amortization Period” and inserting the text “Series 2008-1 Rapid Amortization Period” in lieu thereof.

9.                  Amendment to Section 3.5.  (i) Section 3.5 of the Series 2008-1 Supplement is hereby amended by deleting clauses (a) and (b) thereof in their entirety and inserting the following text in lieu thereof:

“(a)  Monthly Payments During Series 2008-1 Controlled Amortization Period or Series 2008-1 Rapid Amortization Period.  Commencing on the second Determination Date during the Series 2008-1 Controlled Amortization Period or the first Determination Date after the commencement of the Series 2008-1 Rapid Amortization Period, the Administrator shall instruct the Trustee and the Paying Agent in writing pursuant to the Administration Agreement and in accordance with this Section 3.5 as to (i) the amount allocated to the Series 2008-1 Notes during the Related Month pursuant to Section 3.2(b)(ii), (c)(ii) or (d)(ii), as the case may be, and the portion of such amount, if any, that has been previously applied to make a Decrease pursuant to Section 2.5 during the Related Month, (ii) any amounts to be withdrawn from the Series 2008-1 Reserve Account and deposited into the Series 2008-1 Distribution Account or (iii) any amounts to be drawn on the Series 2008-1 Demand Notes and/or on the Series 2008-1 Letters of Credit (or withdrawn from the Series 2008-1 Cash Collateral Account).  On the Distribution Date following each such Determination Date, the Trustee shall withdraw the amount allocated to the Series 2008-1 Notes during the Related Month pursuant to Section 3.2(b)(ii), (c)(ii) or (d)(ii), as the case may be, less the portion of such amount, if any, that has been previously applied to make a Decrease pursuant to Section 2.5 during the Related Month, from the Series 2008-1 Collection Account and deposit such amount in the Series 2008-1 Distribution Account, to be paid to the holders of the Series 2008-1 Notes.

(b)        Decreases.  On any Business Day (x) during the Series 2008-1 Revolving Period on which a Decrease is to be made pursuant to Section 2.5, the Trustee shall withdraw from the Series 2008-1 Excess Collection Account, or (y) during the Series 2008-1 Controlled Amortization Period on which a Decrease is to be made pursuant to Section 2.5, the Trustee shall withdraw from the Series 2008-1 Excess Collection Account and/or the Series 2008-1 Collection Account, in each case in accordance with the written instructions of the Administrator, an amount equal to the lesser of (i) the amounts specified in clauses (x) and (y) of the first sentence of Section 2.5(a) and (ii) the amount of such Decrease, and deposit such amount in the Series 2008-1 Distribution Account, to be paid to the Administrative Agent for distribution in accordance with Section 3.5(f).”; and

(ii)  Section 3.5(c)(ii) of the Series 2008-1 Supplement is hereby amended by deleting the text “Series 2008-1 Amortization Period” and inserting the text “Series 2008-1 Rapid Amortization Period” in lieu thereof.

10.              Amendment to Article IV.  Article IV of the Series 2008-1 Supplement is hereby amended by (i) deleting clause (l) thereto and replacing such clause in its entirety with the following:

“(l)       the occurrence and continuation of an “event of default” under the Credit Agreement or any Replacement Credit Agreement, without giving effect to any waiver of any such event of default that is not approved in writing by the Requisite Noteholders and provided that, for purposes of this Supplement, the event of default set forth in Section 8(e) of the Credit Agreement shall survive the termination of the Credit Agreement;”;

(ii) adding the following clauses (m), (n), (o) and (p):

“(m)     a Decrease in an amount equal to the Reduction Amount is not made in accordance with the terms of Section 2.5(e) upon the issuance of any Eligible Term Notes and in any event within ten (10) days after such issuance;

(n)        (x) on the September 2009 Distribution Date, the Purchaser Group Invested Amount with respect to any Purchaser Group exceeds the Maximum Purchaser Group Invested Amount with respect to such Purchaser Group as of August 1, 2009 or (y) on the October 2009 Distribution Date, the Purchaser Group Invested Amount with respect to any Purchaser Group exceeds the Maximum Purchaser Group Invested amount with respect to such Purchaser Group as of September 1, 2009, or (z) on the November 2009 Distribution Date, the Series 2008-1 Invested Amount exceeds zero, in each case, after giving effect to all principal payments made on such date;

(o)        an Amortization Event shall have occurred with respect to the Series 2002-2 Notes (as such term is defined in the Series 2002-2 Supplement); and

(p)        (i) the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of ABCR ending with any fiscal quarter set forth below (commencing with the fiscal quarter ending June 30, 2010) shall exceed the ratio set forth below opposite such fiscal quarter:

Fiscal Quarter ending	Consolidated Leverage Ratio
June 30, 2010	5.25 to 1.00
June 30, 2011 and thereafter	4.75 to 1.00

or (ii) the Consolidated EBITDA as at the last day of any period of four consecutive fiscal quarters of ABCR ending with any fiscal quarter set forth below (commencing with the fiscal quarter ending December 31, 2008), shall be less than the amount set forth below opposite such fiscal quarter:

Fiscal Quarter ending	Consolidated EBITDA
December 31, 2008	$160,000,000
March 31, 2009	$135,000,000
June 30, 2009	$95,000,000
September 30, 2009	$80,000,000
December 31, 2009	$155,000,000
March 31, 2010 and thereafter	$175,000,000
”and (iii) deleting the second paragraph thereof and replacing such paragraph in its entirety with the following:

“In the case of any event described in clause (j), (k), (l), (n), (o) or (p) above, an Amortization Event shall have occurred with respect to the Series 2008-1 Notes only if either the Trustee or the Requisite Noteholders declare that an Amortization Event has occurred.  In the case of an event described in clause (a), (b), (c), (d), (e), (f), (g), (h), (i) or (m) an Amortization Event with respect to the Series 2008-1 Notes shall have occurred without any notice or other action on the part of the Trustee or any Series 2008-1 Noteholders, immediately upon the occurrence of such event.  Amortization Events with respect to the Series 2008-1 Notes described in clause (a), (b), (c), (d), (e), (f), (g), (h), (i), or (m) may be waived with the written consent of the Purchaser Groups having Commitment Percentages aggregating 100%.  Amortization Events with respect to the Series 2008-1 Notes described in clause (j), (k), (l), (n), (o) or (p) above may be waived in accordance with Section 9.5 of the Base Indenture.”

11.              Amendment to Article V.  Article V of the Series 2008-1 Supplement is hereby amended by deleting the text “Series 2008-1 Amortization Period” in the last sentence thereof and inserting the text “Series 2008-1 Rapid Amortization Period” in lieu thereof.

12.              Amendment to Section 8.2.  (i) Section 8.2(g) of the Series 2008-1 Supplement is hereby amended and restated in its entirety as follows:
“(g)      they shall not permit the aggregate Capitalized Cost for all Vehicles purchased in any model year that are not subject to a Manufacturer Program to exceed 85% of the aggregate MSRP (Manufacturer Suggested Retail Price) of all such Vehicles; provided, however, that they shall not modify the customary buying patterns or purchasing criteria used by the Administrator and its Affiliates with respect to the Vehicles if the primary purpose of such modification is to comply with this covenant.”; and  (ii) Section 8.2 of the Series 2008-1 Supplement is hereby further amended by inserting the following paragraph at the end of Section 8.2 as clause (h) thereof:

“(h)  with respect to any Replacement Credit Agreement, they will provide notice of such Replacement Credit Agreement, together with a copy of the proposed Replacement Credit Agreement, to Moody’s no less than ten (10) days prior to the anticipated effective date for such Replacement Credit Agreement.”

13.              Amendment to Schedule I.  (a) On the Series 2008-1 Second Amendment Effective Date, Schedule I to the Series 2008-1 Supplement shall be amended by deleting such Schedule in its entirety and substituting in lieu thereof a new Schedule I in the form of Schedule A to this Amendment, which shall effect (i) first, the sale and assignment, in accordance with Section 2.6(e) of the Series 2008-1 Supplement,  by each existing Purchaser Group prior to giving effect to this Amendment (each, a “Transferor Purchaser Group”) to Citibank, N.A. and Charta, LLC (collectively, the “Acquiring Purchaser Group”) of a portion of each Transferor Purchaser Group’s respective rights, obligations and commitments under the Series 2008-1 Supplement and the Series 2008-1 Notes pursuant to Section 11.1(e) of the Series 2008-1 Supplement and (ii) second, an increase in the Maximum Purchaser Group Invested Amount with respect to the Purchaser Group of which YC SUSI Trust and Bank of America, National Association are the CP Conduit Purchaser and APA Bank, respectively (the “B of A Purchaser Group”) pursuant to Section 2.6(a) of the Series 2008-1 Supplement as reflected thereon.

                        (b)        This Amendment shall, for the purposes of Section 11.1(e) of the Series 2008-1 Supplement, constitute a Purchaser Group Supplement, and the respective transfer of the rights and obligations of each Transferor Purchaser Group to the Acquiring Purchaser Group shall constitute a valid transfer under the terms of such Section 11.1(e).  By executing this Amendment, ABRCF, the Administrator and the Administrative Agent hereby consent to such transfer in accordance with Section 11.1(e) of the Series 2008-1 Supplement.

                        (c)        By executing this Amendment, each member of the B of A Purchaser Group hereby consents to the increase of its Maximum Purchaser Group Invested Amount effected by this Amendment in accordance with Section 2.6(a) of the Series 2008-1 Supplement.

                        (d)       By executing this Amendment, (i) the Administrative Agent hereby consents to the addition of the Acquiring Purchaser Group in accordance with Section 2.6(e) of the Series 2008-1 Supplement and (ii) each Transferor Purchaser Group and the Administrative Agent hereby waives the ten Business Day written notice requirement under Section 2.6(e) of the Series 2008-1 Supplement with regard to the addition of the Acquiring Purchaser Group.

14.              Acquiring Purchaser Group. Upon the execution and delivery of this Amendment by the Acquiring Purchaser Group, the Funding Agent with respect thereto and each Transferor Purchaser Group on the Series 2008-1 Second Amendment Effective Date, the CP Conduit Purchaser, the Funding Agent and the APA Bank with respect to the Acquiring Purchaser Group shall be parties to the Series 2008-1 Supplement for all purposes thereof.

15.              Assignments. (a) Each Transferor Purchaser Group hereby irrevocably sells, assigns and transfers to the Acquiring Purchaser Group, without recourse, representation or warranty (except as set forth in Section 15(e)(i) hereof), and the Acquiring Purchaser Group hereby irrevocably purchases, takes and assumes from each Transferor Purchaser Group, the respective portion reflected by the amendment to Schedule I effected hereby (the Acquiring Purchaser Group’s “Purchased Percentage”) of the Maximum Purchaser Group Invested Amount with respect to the APA Banks included in each Transferor Purchaser Group under the Series 2008-1 Supplement.

(b)        Each Transferor Purchaser Group has made arrangements with the Acquiring Purchaser Group with respect to (i) the portion, if any, to be paid, and the date or dates for payment, by each Transferor Purchaser Group to the Acquiring Purchaser Group of any Commitment Fees with respect to the Acquiring Purchaser Group’s Purchased Percentage of each Transferor Purchaser Group’s Commitment heretofore received by each Transferor Purchaser Group pursuant to the Series 2008-1 Supplement prior to the Series 2008-1 Second Amendment Effective Date and (ii) the portion, if any, to be paid and the date or dates for payment, by the Acquiring Purchaser Group to each Transferor Purchaser Group of any Commitment Fees or any Series 2008-1 Monthly Interest received by the Acquiring Purchaser Group pursuant to the Series 2008-1 Supplement from and after the Series 2008-1 Second Amendment Effective Date.

(c)        From and after the Series 2008-1 Second Amendment Effective Date, amounts that would otherwise be payable to or for the account of any Transferor Purchaser Group pursuant to the Series 2008-1 Supplement with respect to the portion of the Acquiring Purchaser Group’s Purchased Percentage transferred by it shall, instead, be payable to or for the accounts of the Acquiring Purchaser Group in accordance with its Purchased Percentage, whether such amounts have accrued prior to the Series 2008-1 Second Amendment Effective Date or accrue subsequent to the Series 2008-1 Second Amendment Effective Date.

(d)       Each Transferor Purchaser Group and the Acquiring Purchaser Group agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of the assignment pursuant to this Section 15.

(e)        By executing and delivering this Amendment, each Transferor Purchaser Group confirms to and agrees with the Acquiring Purchaser Group, and the Acquiring Purchaser Group confirms to and agrees with each Transferor Purchaser Group as follows: (i) other than the representation and warranty that each Transferor Purchaser Group is the legal and beneficial owner of the interest being assigned hereby by it free and clear of any adverse claim, each Transferor Purchaser Group makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Series 2008-1 Supplement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Indenture, the Series 2008-1 Notes, the Related Documents or any instrument or document furnished pursuant thereto; (ii) each Transferor Purchaser Group makes no representation or warranty and assumes no responsibility with respect to the financial condition of ABRCF or the performance or observance by ABRCF of any of ABRCF’s obligations under the Indenture, the Related Documents or any other instrument or document furnished pursuant hereto; (iii) the Acquiring Purchaser Group confirms that it has received a copy of the Indenture and such other Related Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; and (iv) the Acquiring Purchaser Group will, independently and without reliance upon the Administrative Agent, any Transferor Purchaser Group or any other Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Indenture.

(f)        By executing and delivering this Amendment, the Acquiring Purchaser Group confirms to and agrees with each Transferor Purchaser Group as follows: (i) the Acquiring Purchaser Group appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Series 2008-1 Supplement as are delegated to the Administrative Agent by the terms thereof together with such powers as are reasonably incidental thereto, all in accordance with Article IX of the Series 2008-1 Supplement; (ii) each member of the Acquiring Purchaser Group appoints and authorizes the Funding Agent with respect to the Acquiring Purchaser Group to take such action as agent on its behalf and to exercise such powers under the Series 2008-1 Supplement as are delegated to such Funding Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article X of the Series 2008-1 Supplement; (iii) each member of the Acquiring Purchaser Group agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Indenture are required to be performed by it as a member of the Acquiring Purchaser Group and (iv) each member of the Acquiring Purchaser Group confirms that it is an Eligible Assignee.

(g)        The notice information for the Acquiring Purchaser Group for purposes of Section 11.19 of the Series 2008-1 Supplement is:
Citibank, N.A.
450 Mamaroneck Avenue
Harrison, NY  10528

Charta, LLC
450 Mamaroneck Avenue
Harrison, NY  10528

16.              Reallocation of Series 2008-1 Invested Amount. On the Series 2008-1 Second Amendment Effective Date, following the addition of the Acquiring Purchaser Group and in connection with the increase to the B of A Purchaser Group’s Maximum Purchaser Group Invested Amount, each CP Conduit Purchaser, the APA Banks with respect to such CP Conduit Purchaser and the Funding Agent with respect to such CP Conduit Purchaser shall be deemed hereby to make or accept, as applicable, an assignment and assumption of a portion of the Series 2008-1 Invested Amount, as directed by the Administrative Agent, with the result being that after giving effect thereto, the Purchaser Group Invested Amount with respect to each such Purchaser Group shall equal the product of (x) the sum of the Purchaser Group Invested Amounts of each Purchaser Group on the Series 2008-1 Second Amendment Effective Date and (y) the Commitment Percentage of such Purchaser Group on the Series 2008-1 Second Amendment Effective Date after giving effect to the effectiveness of this Amendment and the changes in the Maximum Purchaser Group Invested Amounts made thereby and in furtherance thereof, each CP Conduit Purchaser (or the related APA Banks, based on their APA Bank Percentage) which is a member of a Purchaser Group whose Commitment Percentage after giving effect to this Amendment is greater than such Commitment Percentage prior to giving effect to this Amendment shall make an advance to the Administrative Agent, on a prorata basis, for payment to each Purchaser Group whose Commitment Percentage after giving effect to this Amendment is less than such Commitment Percentage prior to giving effect to this Amendment.  No Purchaser Group shall be required to make any assignment of any portion of its Purchaser Group Invested Amount unless such assigning Purchaser Group shall receive in cash an amount equal to the reduction in its Purchaser Group Invested Amount with respect to such portion.

17.              Consent to Extension under Section 2.6(b).  Each Purchaser Group, by executing this Amendment hereby agrees to the extension of the Scheduled Expiry Date as effected by this Amendment.

18.              Direction.  By their signatures hereto, each of the undersigned (excluding The Bank of New York Mellon Trust Company, N.A., in its capacity as Trustee and Series 2008-1 Agent) hereby authorize the Trustee and Series 2008-1 Agent to execute this Amendment and take any and all further action necessary or appropriate to give effect to the transaction contemplated hereby.

19.              This Amendment is limited as specified and, except as expressly stated herein, shall not constitute a modification, acceptance or waiver of any other provision of the Series 2008-1 Supplement.

20.              This Amendment shall become effective on the date (the “Series 2008-1 Second Amendment Effective Date”) that is the later of (a) the date hereof or (b) the first date on which each of the following have occurred:  (i) each of the parties hereto shall have executed and delivered this Amendment to the Trustee, and the Trustee shall have executed this Amendment, (ii) the Rating Agency Consent Condition shall have been satisfied with respect to this Amendment; provided, however, that by executing this Amendment, each Series 2008-1 Noteholder hereby consents and agrees that the Rating Agency Consent Condition shall be deemed to be satisfied with respect to Moody’s, solely with respect to this Amendment, upon the receipt by the Administrative Agent of a letter, in form and substance satisfactory to the Administrative Agent, from Moody’s stating that a long-term rating of at least “Aa2” has been assigned by Moody’s to each of the Series 2008-1 Notes and the Series 2002-2 Notes (as such term is defined in the Series 2002-2 Supplement) and that the execution and delivery of this Amendment will not result in a reduction or withdrawal of the rating (in effect immediately before the taking of such action) of any other outstanding Series of Notes, (iii) ABRCF shall have acquired one or more Series 2008-1 Interest Rate Caps satisfying the requirements of Section 3.11(a) of the Series 2008-1 Supplement (giving effect to this Amendment), (iv) all certificates and opinions of counsel required under the Base Indenture or by the Series 2008-1 Noteholders shall have been delivered to the Trustee and the Series 2008-1 Noteholders, as applicable and (v) Simpson Thacher & Bartlett LLP shall have been paid all fees and expenses due to it as counsel to the Administrative Agent.

21.              From and after the Series 2008-1 Second Amendment Effective Date, all references to the Series 2008-1 Supplement shall be deemed to be references to the Series 2008-1 Supplement as amended hereby.

22.              This Amendment may be executed in separate counterparts by the parties hereto, each of which when so executed and delivered shall be an original but all of which shall together constitute one and the same instrument.

23.              THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective duly authorized officers as of the date above first written.

AVIS BUDGET RENTAL CAR FUNDING (AESOP) LLC, as Issuer
By:	Rochelle Tarlowe
Name:	Rochelle Tarlowe
Title:	Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee and Series 2008-1 Agent
By:	/s/ Sally Tokich
Name:	Sally R. Tokich
Title:	Assistant Vice President

JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:	/s/ George S. Wilkins
Name:	George S. Wilkins
Title:	Executive Director

AGREED, ACKNOWLEDGED AND CONSENTED:

SHEFFIELD RECEIVABLES CORPORATION, as a CP Conduit Purchaser under the Series 2008-1 Supplement
By:	Barclays Bank PLC
as Attorney-in-Fact
By:	/s/ Jason D. Muncy
Name:	Jason D. Muncy
Title:	Associate Director

BARCLAYS BANK PLC, as a Funding Agent and an APA Bank under the Series 2008-1 Supplement
By:	/s/ Jeffrey Goldberg
Name:	Jeffrey Goldberg
Title:	Associate Director

By:
Name:
Title:

LIBERTY STREET FUNDING LLC, as a CP Conduit Purchaser under the Series 2008-1 Supplement
By:	/s/ Bernardo J. Angelo
Name:	Bernardo J. Angelo
Title:	Vice President

THE BANK OF NOVA SCOTIA, as a Funding Agent and an APA Bank under the Series 2008-1 Supplement
By:	/s/ Michael Eden
Name:	Michael Eden
Title:	Director

YC SUSI TRUST, as a CP Conduit Purchaser under the Series 2008-1 Supplement
By:	Bank of America, National Association, as Administrative Trustee

By:	/s/ Jeremy Grubb
Name:	Jeremy Grubb
Title:	Vice President

Bank of America, National Association, as a Funding Agent and an APA Bank under the Series 2008-1 Supplement
By:	/s/ Jeremy Grubb
Name:	Jeremy Grubb
Title:	Vice President

FALCON ASSET SECURITIZATION COMPANY LLC, as a CP Conduit Purchaser under the Series 2008-1 Supplement
By:	/s/ George S. Wilkins
Name:	George S. Wilkins
Title:	Executive Director

JPMORGAN CHASE BANK, N.A. as a Funding Agent under the Series 2008-1 Supplement
By:	/s/ George S. Wilkins
Name:	George S. Wilkins
Title:	Executive Director

JPMORGAN CHASE BANK, N.A. as an APA Bank under the Series 2008-1 Supplement
By:	/s/ George S. Wilkins
Name:	George S. Wilkins
Title:	Executive Director

MONTAGE FUNDING LLC, as a CP Conduit Purchaser under the Series 2008-1 Supplement
By:	/s/ Lori Gebron
Name:	Lori Gebron
Title:	Vice President

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Funding Agent and an APA Bank under the Series 2008-1 Supplement
By:	/s/ Eric Shea
Name:	Eric Shea
Title:	Managing Director

By:	/s/ Robert Sheldon
Name:	Robert Sheldon
Title:	Director

ATLANTIC ASSET SECURITIZATION LLC, as a CP Conduit Purchaser under the Series 2008-1 Supplement
By:	/s/ Kostantina Kourmpetis
Name:	Kostantina Kourmpetis
Title:	Managing Director

By:	/s/ Richard McBride
Name:	Richard McBride
Title:	Director

CALYON NEW YORK BRANCH, as a Funding Agent and an APA Bank under the Series 2008-1 Supplement
By:	/s/ Kostantina Kourmpetis
Name:	Kostantina Kourmpetis
Title:	Managing Director

By:	/s/ Richard McBride
Name:	Richard McBride
Title:	Director

AMSTERDAM FUNDING CORPORATION, as a CP Conduit Purchaser under the Series 2008-1 Supplement
By:	/s/ Bernard J. Angelo
Name:	Bernard J. Angelo
Title:	Vice President

THE ROYAL BANK OF SCOTLAND PLC, as an APA Bank under the Series 2008-1 Supplement by: Greenwich Capital Markets, Inc., as agent
By:	/s/ Michael Zappaterrini
Name:	Michael Zappaterrini
Title:	Managing Director

THE ROYAL BANK OF SCOTLAND PLC, as a Funding Agent under the Series 2008-1 Supplement by: Greenwich Capital Markets, Inc., as agent
By:	/s/ Michael Zappaterrini
Name:	Michael Zappaterrini
Title:	Managing Director

CHARTA, LLC, as CP Conduit Purchaser of the Acquiring Purchaser Group
By:	Citicorp North America, Inc., as
Attorney-in-fact

By:	/s/ Steven Vierengel
Name:	Steven Vierengel
Title:

CITIBANK, N.A., as an APA Bank of the Acquiring Purchaser Group
By:	/s/ Steven Vierengel
Name:	Steven Vierengel
Title:

CITICORP NORTH AMERICA, INC., as Funding Agent of the Acquiring Purchaser Group
By:	/s/ Steven Vierengel
Name:	Steven Vierengel
Title:

AVIS BUDGET CAR RENTAL, LLC, as Administrator
By:	/s/ Rochelle Tarlowe
Name:	Rochelle Tarlowe
Title:	Vice President and Treasurer